Exhibit 99.3

Con-way Inc.

Con-way Inc.

Consolidated Balance Sheets

	September 30, 2015	December 31, 2014
(Dollars in thousands)	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$440,312	$432,759
Marketable securities	—	8,285
Trade accounts receivable, net	666,790	649,086
Other accounts receivable	51,970	70,305
Operating supplies, at lower of average cost or market	22,542	23,664
Prepaid expenses and other current assets	51,178	63,344
Deferred income taxes	9,219	13,957

Total Current Assets	1,242,011	1,261,400

Property, Plant and Equipment
Land	190,492	192,490
Buildings and leasehold improvements	850,406	856,037
Revenue equipment	1,955,231	1,902,358
Other equipment	364,431	362,341

	3,360,560	3,313,226
Accumulated depreciation	(1,696,921)	(1,659,015)

Net Property, Plant and Equipment	1,663,639	1,654,211

Other Assets
Deferred charges and other assets	40,678	31,826
Capitalized software, net	32,495	26,208
Employee benefits	18,957	18,110
Intangible assets, net	4,516	6,284
Goodwill	274,367	337,579

	371,013	420,007

Total Assets	$3,276,663	$3,335,618

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

Con-way Inc.

Consolidated Balance Sheets

	September 30, 2015	December 31, 2014
(Dollars in thousands, except per share data)	(Unaudited)
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$346,561	$349,995
Accrued liabilities	273,688	257,943
Self-insurance accruals	116,782	117,783
Short-term borrowings	1,633	1,736
Current maturities of long-term debt and capital leases	3,798	14,663

Total Current Liabilities	742,462	742,120

Long-Term Liabilities
Long-term debt	718,871	719,303
Long-term obligations under capital leases	7,990	10,587
Self-insurance accruals	138,863	151,257
Employee benefits	197,994	239,368
Other liabilities and deferred credits	33,319	34,356
Deferred income taxes	269,850	242,789

Total Liabilities	2,109,349	2,139,780

Commitments and Contingencies (Note 10)

Shareholders’ Equity
Common stock ($0.625 par value; authorized 100,000,000 shares; issued 66,398,798 and 65,782,041 shares, respectively)	41,483	41,101
Additional paid-in capital, common stock	721,296	706,756
Retained earnings	1,167,685	1,151,791
Cost of repurchased common stock (9,522,202 and 8,112,141 shares, respectively)	(407,632)	(349,401)
Accumulated other comprehensive loss	(355,518)	(354,409)

Total Shareholders’ Equity	1,167,314	1,195,838

Total Liabilities and Shareholders’ Equity	$3,276,663	$3,335,618

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

Con-way Inc.

Statements of Consolidated Income

(Unaudited)

	Nine Months Ended September 30,
(Dollars in thousands, except per share data)	2015	2014
Revenue	$4,201,106	$4,365,342

Costs and Expenses
Salaries, wages and employee benefits	1,745,676	1,668,541
Purchased transportation	966,048	1,080,784
Other operating expenses	519,351	483,761
Fuel and fuel-related taxes	254,590	389,983
Depreciation and amortization	180,204	181,307
Purchased labor	110,731	130,773
Rents and leases	108,027	102,362
Maintenance	102,957	100,694
Goodwill impairment charge	62,708	—

	4,050,292	4,138,205

Operating Income	150,814	227,137

Other Income (Expense)
Investment income	454	521
Interest expense	(39,646)	(40,082)
Miscellaneous, net	(1,959)	(196)

	(41,151)	(39,757)

Income before Income Tax Provision	109,663	187,380
Income Tax Provision	67,957	75,237

Net Income	$41,706	$112,143

Weighted-Average Common Shares Outstanding
Basic	57,339,769	57,262,132
Diluted	57,789,591	57,832,133
Earnings per Common Share
Basic	$0.73	$1.96

Diluted	$0.72	$1.94

Cash Dividends Declared per Common Share	$0.45	$0.50

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

Con-way Inc.

Statements of Consolidated Comprehensive Income

(Unaudited)

	Nine Months Ended September 30,
(Dollars in thousands)	2015	2014
Net Income	$41,706	$112,143

Other Comprehensive Income (Loss):
Foreign currency translation adjustment	(6,948)	(1,208)
Employee benefit plans
Amortization of net actuarial loss included in net periodic benefit expense or income, net of deferred tax of $3,863 and $2,475, respectively	6,223	3,872
Amortization of net prior-service cost included in net periodic benefit expense or income, net of deferred tax of $239 and $362, respectively	(384)	(567)

	5,839	3,305

Total Other Comprehensive Income (Loss)	(1,109)	2,097

Comprehensive Income	$40,597	$114,240

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

Con-way Inc.

Statements of Consolidated Cash Flows

(Unaudited)

	Nine Months Ended September 30,
(Dollars in thousands)	2015	2014
Cash and Cash Equivalents, Beginning of Period	$432,759	$484,502
Operating Activities
Net income	41,706	112,143
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, net of accretion	180,445	181,045
Non-cash compensation and employee benefits	20,645	18,312
Increase in deferred income taxes	27,916	28,966
Provision for uncollectible accounts	1,272	2,394
Goodwill impairment charge	62,708	—
Gain from sales of property and equipment, net	(2,468)	(8,543)
Changes in assets and liabilities:
Receivables	(14,861)	(130,766)
Prepaid expenses	11,777	11,611
Accounts payable	1,041	26,712
Accrued variable compensation	(12,578)	12,629
Accrued liabilities, excluding accrued variable compensation and employee benefits	28,622	36,217
Self-insurance accruals	(11,863)	9,845
Accrued income taxes	15,799	14,114
Employee benefits	(54,255)	(152,250)
Other	(15,351)	(1,769)

Net Cash Provided by Operating Activities	280,555	160,660

Investing Activities
Capital expenditures	(200,158)	(214,329)
Software expenditures	(12,257)	(8,635)
Proceeds from sales of property and equipment	16,855	35,126
Purchases of marketable securities	—	(3,285)
Proceeds from sales of marketable securities	8,285	—

Net Cash Used in Investing Activities	(187,275)	(191,123)

Financing Activities
Payment of capital leases	(13,829)	(9,544)
Repayment of short-term borrowings	(54)	(104)
Proceeds from exercise of stock options	1,012	33,420
Excess tax benefit from share-based compensation	2,956	3,075
Payments of common dividends	(25,812)	(20,051)
Repurchases of common stock	(50,000)	(4,111)

Net Cash Provided by (Used in) Financing Activities	(85,727)	2,685

Increase (Decrease) in Cash and Cash Equivalents	7,553	(27,778)

Cash and Cash Equivalents, End of Period	$440,312	$456,724

Supplemental Disclosure
Cash paid for income taxes, net	$20,547	$29,063
Cash paid for interest	$41,550	$42,040
Non-cash Investing and Financing Activities
Property, plant and equipment acquired through increase in current liabilities	$624	$12,377
Repurchases of common stock included in current liabilities	$—	$499
Property, plant and equipment acquired through partial non-monetary exchanges	$24,357	$6,849
Property, plant and equipment acquired through capital lease	$116	$9,721

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

Con-way Inc.

Notes to Consolidated Financial Statements

(Unaudited)

1. Principal Accounting Policies

Organization

Con-way Inc. (which following the merger described in Note 9, “Subsequent Events”, is now known as XPO CNW, Inc.) and its consolidated subsidiaries (“Con-way”) provide transportation, logistics and supply-chain management services for a wide range of manufacturing, industrial and retail customers. Con-way’s business units operate in regional, inter-regional and transcontinental less-than-truckload and full-truckload freight transportation, contract logistics and supply-chain management, multimodal freight brokerage, and trailer manufacturing. As more fully discussed in Note 3, “Segment Reporting,” for financial reporting purposes, Con-way is divided into three reporting segments: Freight, Logistics and Truckload.

Basis of Presentation

These unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the U.S. for interim financial information and Rule 10-01 of Regulation S-X, and should be read in conjunction with Con-way’s 2014 Annual Report on Form 10-K. Accordingly, significant accounting policies and other disclosures normally provided have been reduced or omitted. In the opinion of management, the accompanying unaudited consolidated financial statements reflect all adjustments, including normal recurring adjustments, necessary to present fairly Con-way’s financial position, results of operations and cash flows for the periods presented. Results for the interim periods presented are not necessarily indicative of annual results.

Earnings per Share (“EPS”)

Basic EPS is calculated by dividing net income by the weighted-average common shares outstanding during the period. Diluted EPS is calculated as follows:

	Nine Months Ended September 30,
(Dollars in thousands, except per share data)	2015	2014
Numerator:
Net income	$41,706	$112,143
Denominator:
Weighted-average common shares outstanding—Basic	57,339,769	57,262,132
Stock options and nonvested stock	449,822	570,001

Weighted-average common shares outstanding—Diluted	57,789,591	57,832,133

Diluted EPS	$0.72	$1.94

Anti-dilutive stock options excluded from the calculation of diluted EPS	358,548	518,570

New Accounting Standards

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers.” This ASU, codified in the “Revenue Recognition” topic of the FASB Accounting Standards Codification, requires revenue to be recognized upon the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The standard also requires disclosures sufficient to describe the nature, amount, timing, and uncertainty of revenue and cash flows arising from these customer contracts. This standard is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017, with early adoption permitted for the first interim period within annual reporting periods beginning after December 15, 2016. This ASU can be applied either retrospectively to each prior reporting period presented or with the cumulative effect of initially applying the standard recognized on the date of adoption. Con-way plans to adopt this standard in the first quarter of 2018. Con-way is currently evaluating the method of application and the potential impact on the financial statements and related disclosures.

In April 2015, the FASB issued ASU No. 2015-03, “Simplifying the Presentation of Debt Issuance Costs.” This ASU, codified in the “Interest—Imputation of Interest” topic of the FASB Accounting Standards Codification, reduces the complexity of the balance sheet presentation for debt-related disclosures. Under this ASU, debt issuance costs will be recognized as a direct deduction from the carrying amount of the related debt liability, rather than an asset. The accounting guidance in this ASU will be applied retrospectively for fiscal years, and interim periods within those years, beginning after December 15, 2015. As of September 30, 2015 and December 31, 2014, Con-way had $3.8 million and $4.1 million, respectively, of debt issuance costs related to its 7.25% Senior Notes due 2018 and 6.70% Senior Debentures due 2034. In accordance with the guidance, Con-way would reclassify these costs from deferred charges and other assets to long-term debt in the consolidated balance sheets.

In May 2015, the FASB issued ASU No. 2015-09, “Disclosures about Short-Duration Contracts.” This ASU, codified in the “Financial Services—Insurance” topic of the FASB Accounting Standards Codification, requires insurance entities to disclose additional information about the liability for unpaid claims and claim adjustments. This standard is effective for fiscal years beginning after December 15, 2015 and interim periods within annual periods beginning after December 15, 2016 and will be applied retrospectively by providing comparative disclosures for each period presented. Con-way is currently evaluating the applicability of this standard to the activities of its captive insurance companies.

In May 2015, the FASB issued ASU No. 2015-07, “Disclosures for Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent).” This ASU, codified in the “Fair Value Measurements” topic of the FASB Accounting Standards Codification, removes the requirement to categorize within the fair value hierarchy all investments for which fair value is measured using the net asset value per share practical expedient. This ASU is effective retrospectively for fiscal years, and interim periods within those years, beginning after December 15, 2015. Early adoption is permitted. This standard will have an impact on Con-way’s notes to consolidated financial statements; however, it will not have an effect on the consolidated balance sheets or the statements of consolidated income.

In July 2015, the FASB issued ASU No. 2015-11, “Simplifying the Measurement of Inventory.” This ASU, codified in the “Inventory” topic of the FASB Accounting Standard Codification, requires that inventory be measured at the lower of cost or net realizable value, rather than lower of cost or market. This ASU is effective prospectively for fiscal years, and interim periods within those years, beginning after December 15, 2016. Early adoption is permitted. Con-way is currently evaluating the method of application and the potential impact on the financial statements and related disclosures.

2. Goodwill and Intangible Assets

Goodwill

In accordance with Accounting Standards Codification 350 “Intangibles—Goodwill and Other” (“ASC 350”), goodwill is assessed for impairment on an annual basis, or more frequently if events or changes in circumstances indicate that the asset might be impaired. As a result of deteriorating truckload market conditions, Con-way conducted a goodwill impairment test as of September 30, 2015. A preliminary goodwill impairment charge of $62.7 million for Truckload was recorded at September 30, 2015.

For the valuation of Truckload, three methods were utilized: public company multiples, discounted cash flows, and precedent transactions. Of these methods, the impairment charge was primarily due to a decline in public company multiples. These methods involve complex measurements involving estimating future cash flows and discounting them to present value, as well as applying market multiples to current and projected profitability. Key assumptions used in the discounted cash flow model involve future events and are highly judgmental in nature.

The following table shows the changes in the gross carrying amounts of goodwill:

(Dollars in thousands)	Logistics	Truckload	Corporate and Eliminations	Total
Goodwill	$55,695	$464,598	$727	$521,020
Accumulated impairment losses	(48,236)	(134,813)	—	(183,049)

Balances at December 31, 2013	7,459	329,785	727	337,971

Change in foreign currency exchange rates	(392)	—	—	(392)

Goodwill	55,303	464,598	727	520,628
Accumulated impairment losses	(48,236)	(134,813)	—	(183,049)

Balances at December 31, 2014	7,067	329,785	727	337,579

Impairment charge	—	(62,708)	—	(62,708)

Change in foreign currency exchange rates	(504)	—	—	(504)

Goodwill	54,799	464,598	727	520,124
Accumulated impairment losses	(48,236)	(197,521)	—	(245,757)

Balances at September 30, 2015	$6,563	$267,077	$727	$274,367

Intangible Assets

Intangible assets are amortized on a straight-line basis over their estimated useful lives. Amortization expense was $1.8 million for the first nine months of 2015, compared to $1.8 million for the same period of 2014. Intangible assets consisted of the following:

	September 30, 2015		December 31, 2014
(Dollars in thousands)	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Customer relationships	$23,088	$18,572	$23,088	$16,804

Con-way’s customer-relationship intangible asset relates to the Con-way Truckload business unit. Estimated future amortization expense is presented for the years ended December 31, in the following table:

(Dollars in thousands)
Remaining three months of 2015	$588
2016	2,356
2017	1,572

3. Segment Reporting

Con-way discloses segment information in the manner in which the business units are organized for making operating decisions, assessing performance and allocating resources. For the periods presented, Con-way is divided into the following three reporting segments:

•	Freight. The Freight segment consists of the operating results of the Con-way Freight business unit, which provides regional, inter-regional and transcontinental less-than-truckload freight services throughout North America.

•	Logistics. The Logistics segment consists of the operating results of the Menlo Logistics business unit, which develops contract-logistics solutions, including the management of complex distribution networks and supply-chain engineering and consulting, and also provides multimodal freight-brokerage services.

•	Truckload. The Truckload segment consists of the operating results of the Con-way Truckload business unit, which provides asset-based full-truckload freight services throughout North America.

Financial Data

Management evaluates segment performance primarily based on revenue and operating income (loss). Accordingly, investment income, interest expense and other non-operating items are not reported in segment results. Corporate expenses are generally allocated based on measurable services provided to each segment, or for general corporate expenses, based on segment revenue. Inter-segment revenue and related operating income (loss) have been eliminated to reconcile to consolidated revenue and operating income. Transactions between segments are generally based on negotiated prices.

	Nine Months Ended September 30,
(Dollars in thousands)	2015	2014
Revenue from External Customers
Freight	$2,652,998	$2,698,584
Logistics	1,151,970	1,225,847
Truckload	391,324	434,847
Corporate and Eliminations	4,814	6,064

	$4,201,106	$4,365,342

Revenue from Internal Customers
Freight	$25,163	$36,252
Logistics	57,979	58,113
Truckload	33,886	44,413
Corporate and Eliminations	55,035	49,909

	$172,063	$188,687

Operating Income (Loss)
Freight	$174,628	$173,475
Logistics	25,369	20,194
Truckload	(36,755)	30,573
Corporate and Eliminations	(12,428)	2,895

	$150,814	$227,137

4. Fair-Value Measurements

Assets and liabilities reported at fair value are classified in one of the following three levels within the fair-value hierarchy:

Level 1: Quoted market prices in active markets for identical assets or liabilities

Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data

Level 3: Unobservable inputs that are not corroborated by market data

Financial Assets Measured at Fair Value on a Recurring Basis

The following table summarizes the valuation of financial instruments within the fair-value hierarchy:

	September 30, 2015
(Dollars in thousands)	Total	Level 1	Level 2	Level 3
Cash equivalents	$391,303	$145,492	$245,811	$—

	December 31, 2014
(Dollars in thousands)	Total	Level 1	Level 2	Level 3
Cash equivalents	$385,548	$63,092	$322,456	$—
Marketable securities	$8,285	$—	$8,285	$—

Cash equivalents consist of short-term interest-bearing instruments (primarily money-market funds, commercial paper, and certificates of deposit) with maturities of three months or less at the date of purchase. Marketable securities consist of variable-rate demand notes.

Money-market funds reflect their published net asset value and are classified as Level 1 instruments. Commercial paper, certificates of deposit and variable-rate demand notes are generally valued using published interest rates for instruments with similar terms and maturities, and accordingly, are classified as Level 2 instruments. At September 30, 2015, the weighted-average days to maturity of the cash equivalents was less than one month. Based on their short maturities, the carrying amount of the cash equivalents and marketable securities approximates their fair value.

5. Shareholders’ Equity

Accumulated Other Comprehensive Loss

All changes in equity, except those resulting from investments by owners and distributions to owners, are reported in the statements of consolidated comprehensive income. The following is a summary of the components of accumulated other comprehensive loss and the changes in accumulated other comprehensive loss:

(Dollars in thousands)	Foreign Currency Translation Adjustment	Employee Benefit Plans	Total
Balances at June 30, 2015	$(6,046)	$(347,362)	$(353,408)
Other comprehensive loss before reclassifications	(4,057)	—	(4,057)
Amounts reclassified from accumulated other comprehensive loss	—	1,947	1,947

Balances at September 30, 2015	$(10,103)	$(345,415)	$(355,518)

(Dollars in thousands)	Foreign Currency Translation Adjustment	Employee Benefit Plans	Total
Balances at December 31, 2014	$(3,155)	$(351,254)	$(354,409)
Other comprehensive loss before reclassifications	(6,948)	—	(6,948)
Amounts reclassified from accumulated other comprehensive loss	—	5,839	5,839

Balances at September 30, 2015	$(10,103)	$(345,415)	$(355,518)

(Dollars in thousands)	Foreign Currency Translation Adjustment	Employee Benefit Plans	Total
Balances at June 30, 2014	$(741)	$(267,061)	$(267,802)
Other comprehensive loss before reclassifications	(891)	—	(891)
Amounts reclassified from accumulated other comprehensive loss	—	1,259	1,259

Balances at September 30, 2014	$(1,632)	$(265,802)	$(267,434)

(Dollars in thousands)	Foreign Currency Translation Adjustment	Employee Benefit Plans	Total
Balances at December 31, 2013	$(424)	$(269,107)	$(269,531)
Other comprehensive loss before reclassifications	(1,208)	—	(1,208)
Amounts reclassified from accumulated other comprehensive loss	—	3,305	3,305

Balances at September 30, 2014	$(1,632)	$(265,802)	$(267,434)

See Note 6, “Employee Benefit Plans” for additional information concerning Con-way’s employee benefit plans, including amounts reported for net periodic benefit expense or income.

Common Stock Repurchase Program

Con-way repurchased 1,200,000 shares of common stock under its $150 million stock repurchase program during the first nine months of 2015. As of September 30, 2015, Con-way had acquired a total of 1,555,000 shares of common stock under this repurchase program. In accordance with the Merger Agreement, discussed in Note 9, “Subsequent Events,” Con-way suspended the stock repurchase program.

6. Employee Benefit Plans

In the periods presented, certain employees of Con-way and its subsidiaries in the U.S. were covered under several retirement benefit plans, including defined benefit pension plans, defined contribution retirement plans and a postretirement medical plan. See Note 9, “Employee Benefit Plans,” of Item 8, “Financial Statements and Supplementary Data,” in Con-way’s 2014 Annual Report on Form 10-K for additional information concerning its employee benefit plans.

Defined Benefit Pension Plans

As a result of plan amendments in previous years, no additional benefits accrue under these plans and already-accrued benefits will not be adjusted for future increases in compensation. The following table summarizes the components of net periodic benefit expense (income) for Con-way’s domestic defined benefit pension plans:

	Qualified Pension Plans
	Nine Months Ended September 30,
(Dollars in thousands)	2015	2014
Interest cost on benefit obligation	$54,587	$56,458
Expected return on plan assets	(65,200)	(69,955)
Amortization of actuarial loss	9,546	7,274
Amortization of prior-service costs	1,214	1,214
Settlement loss	60	—

Net periodic benefit expense (income)	$207	$(5,009)

	Non-Qualified Pension Plan
	Nine Months Ended September 30,
(Dollars in thousands)	2015	2014
Interest cost on benefit obligation	$2,389	$2,588
Amortization of actuarial loss	902	657
Amortization of prior-service costs	4	4

Net periodic benefit expense	$3,295	$3,249

Con-way made $30.0 million in contributions to its Qualified Pension Plans in 2015.

Defined Contribution Retirement Plans

Con-way’s cost for defined contribution retirement plans was $43.6 million for the first nine months of 2015 compared to $41.8 million for the same period of 2014.

Postretirement Medical Plan

The following table summarizes the components of net periodic benefit expense (income) for the postretirement medical plan:

	Nine Months Ended September 30,
(Dollars in thousands)	2015	2014
Service cost	$697	$712
Interest cost on benefit obligation	1,905	2,051
Amortization of actuarial gain	(362)	(1,584)
Amortization of prior-service credit	(1,841)	(2,147)

Net periodic benefit expense (income)	$399	$(968)

7. Share-Based Compensation

Under the terms of its share-based compensation plans, Con-way granted various types of share-based compensation awards to employees and directors. The plans provide for awards in the form of nonvested stock (also known as restricted stock), performance-share plan units (“PSPUs”), stock options and stock appreciation rights (“SARs”). See Note 10, “Share-Based Compensation,” of Item 8, “Financial Statements and Supplementary Data,” in Con-way’s 2014 Annual Report on Form 10-K for additional information concerning its share-based compensation awards. The following expense was recognized for share-based compensation:

	Nine Months Ended September 30,
(Dollars in thousands)	2015	2014
Salaries, wages and employee benefits	$10,948	$14,351
Deferred income tax benefit	(4,193)	(5,597)

Net share-based compensation expense	$6,755	$8,754

At September 30, 2015 and December 31, 2014, Con-way had recognized accrued liabilities for cash-settled SARs of $2.0 million and $2.2 million, respectively, using a weighted-average fair value per SAR of $19.38 and $20.97, respectively.

8. Income Taxes

Con-way’s effective tax rate for the first nine months of 2015 was 62.0%. The effective tax rate for the first nine months of 2014 was 40.2%. The customary relationship between income tax expense and pretax income was affected by discrete adjustments. The effective tax rate in the first nine months of 2015 related primarily to the non-deductible goodwill impairment charge as more fully discussed in Note 2, “Goodwill and Intangible Assets”. The effective tax rate in the first nine months of 2014 included a discrete tax charge of $0.1 million.

9. Subsequent Events

Merger

On September 9, 2015, Con-way entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 9, 2015, with XPO Logistics, Inc. (“XPO”) and Canada Merger Corp., a Delaware corporation and a wholly-owned subsidiary of XPO (“Merger Sub”). Pursuant to the Merger Agreement, on September 15, 2015, Merger Sub commenced a tender offer to purchase all of the outstanding shares of the common stock, par value $0.625 per share, of Con-way (“Shares”), at a price of $47.60 per Share, net to the seller in cash, without interest thereon and less any applicable withholding taxes (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated September 15, 2015 (as amended or supplemented from time to time, the “Offer to Purchase”), and in the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), filed as Exhibit (a)(1)(a) and Exhibit (a)(1)(b), respectively, to the Schedule TO originally filed with the SEC by Merger Sub and XPO on September 15, 2015.

The Offer and withdrawal rights expired at 12:01 a.m., New York City time, on October 30, 2015. Computershare Trust Company, N.A., in its capacity as depositary and paying agent for the Offer (the “Depositary”), advised XPO and Merger Sub that 46,150,072 Shares (not including 1,793,225 Shares tendered by notice of guaranteed delivery) were validly tendered and not withdrawn pursuant to the Offer, representing approximately 81.1% of the outstanding Shares. All conditions to the Offer having been satisfied, on October 30, 2015, Merger Sub accepted for payment all Shares validly tendered and not withdrawn prior to the Expiration Date (as defined in the Offer) (the “Acceptance Time”), and payment of the Offer Price for such Shares was made by the Depositary.

On October 30, 2015 (the “Closing Date”), pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”), Merger Sub merged with and into Con-way, with Con-way being the surviving corporation (the “Merger”). Upon completion of the Merger, Con-way became a wholly-owned subsidiary of XPO.

Pursuant to the Merger Agreement, at the Effective Time (as defined in the Merger Agreement), each issued and outstanding Share (other than (i) Shares owned by XPO, Merger Sub or any other direct or indirect wholly-owned subsidiary of XPO (including Shares accepted in the Offer), (ii) Shares owned by any direct or indirect wholly-owned subsidiary of Con-way and (iii) stockholders of Con-way who validly exercised their statutory rights of appraisal under the DGCL) was canceled and converted into the right to receive an amount in cash equal to the Offer Price (the “Per Share Merger Consideration”).

At the Effective Time, each Con-way stock option and stock appreciation right, whether vested or unvested, was converted into an option to purchase shares of XPO common stock or a stock appreciation right in respect of XPO common stock, as applicable, with the same terms and conditions as were applicable to such stock option or stock appreciation right immediately prior to the Effective Time, with the number of shares of XPO common stock (rounded down to the nearest whole number of shares) subject to such stock option or stock appreciation right equal to the product of (i) the total number of Shares underlying such stock option or stock appreciation right immediately prior to the Effective Time, multiplied by (ii) the quotient obtained by dividing the Per Share Merger Consideration by the volume-weighted average trading price of the XPO common stock on the New York Stock Exchange for the five consecutive trading days ending on the trading day immediately preceding the Closing Date (the “Equity Award Conversion Amount”), and with the exercise price applicable to such stock option or stock appreciation right to equal the quotient (rounded up to the nearest whole cent) obtained by dividing (a) the exercise price per Share applicable to such stock option or stock appreciation right immediately prior to the Effective Time, by (b) the Equity Award Conversion Amount.

Debt

Con-way had a promissory note due 2016 of $550,000 at September 30, 2015 and December 31, 2014. The promissory note had an interest rate of 2.63% with interest paid quarterly. The promissory note was fully paid in October 2015.

10. Commitments and Contingencies

Acquisition Litigation

On October 7, 2015, a purported stockholder of Con-way filed a putative class action complaint in the Delaware Court of Chancery, captioned Abrams v. Espe, et al., C.A. No. 11585-VCN (the “Acquisition Litigation”). The complaint names the members of the board of directors of Con-way, XPO, Merger Sub, and Citigroup Inc., financial advisor to Con-way in connection with the proposed acquisition (“Citi”), as defendants. Con-way may have certain contractual indemnification obligations with respect to Citi. The complaint alleges that the directors breached their fiduciary duties by, among other things, failing to maximize shareholder value in connection with the proposed transaction and failing to disclose certain information in the Schedule 14D-9 of Con-way relating to the proposed acquisition. The complaint also alleges that XPO, Merger Sub, and Citi aided and abetted those alleged breaches of fiduciary duty. The lawsuit sought, among other relief, injunctive relief (i) enjoining the defendants from closing the tender offer and the proposed transaction, (ii) enjoining the defendants from initiating or continuing any purported defensive measures that would inhibit their ability to conduct a “market check,” and (iii) enjoining the defendants from closing the tender offer until the defendants make certain additional disclosures. The lawsuit also seeks, among other things, rescissory damages and recovery of the costs of the action, including reasonable attorneys’ and experts’ fees. Con-way has denied any liability with respect to these claims and intends to vigorously defend itself in this case and carries a directors’ and officers’ insurance policy with respect to the fiduciary claims. Therefore, Con-way is unable at this time to estimate the amount or timing of the possible loss or range of loss, if any, that may result from the claims described above.

Menlo Worldwide Government Services Investigation

On June 11, 2014, Menlo Worldwide Government Services, LLC (“Government Services”), received a subpoena duces tecum from the U.S. Department of Defense Inspector General requesting records relating to an investigation of its compliance with the terms and conditions of its contractual arrangements with the United States Transportation Command (the “DTCI Contract”). Government Services received a follow-on Civil Investigative Demand from the U.S. Department of Justice dated September 30, 2015, related to the same or related matters. Con-way believes that Government Services has fully complied in all material respects with the terms and conditions of the DTCI Contract. Con-way has cooperated fully in the investigation and intends to continue to do so. Con-way is unable at this time to predict the outcome of the investigation. Con-way has incurred and will continue to incur legal costs in connection with the investigation, and could incur additional costs, damages or penalties, depending on its outcome. Con-way is unable at this time to estimate the amount of the possible loss or range of loss, if any, that it may incur as a result of the investigation.

Service Contracts

Con-way has agreements with vendors to provide certain information-technology, administrative and accounting services. The payments under the terms of the agreements are subject to change depending on the quantities and types of services consumed. The contracts also contain provisions that allow Con-way to terminate the contract at any time; however, Con-way would be required to pay fees if termination is for causes other than the failure of the service providers to perform.

California Wage and Hour

Con-way is a defendant in several class-action lawsuits alleging violations of the state of California’s wage and hour laws. Plaintiffs allege that Con-way failed to provide drivers with required meal breaks and rest breaks. Plaintiffs seek to recover unspecified monetary damages, penalties, interest and attorneys’ fees. The primary case is Jose Alberto Fonseca Pina, et al. v. Con-way Freight Inc., et al. (the “Pina” case). The Pina case was initially filed in November 2009 in Monterey County Superior Court and was removed to the U.S. District Court of California, Northern District. On April 12, 2012, the Court granted plaintiff’s request for class certification in the Pina case as to a limited number of issues. The class certification rulings do not address whether Con-way will ultimately be held liable.

Con-way has denied any liability with respect to these claims and intends to vigorously defend itself in this case. There are multiple factors that prevent Con-way from being able to estimate the amount of potential loss, if any, that may result from this matter, including: (1) Con-way is vigorously defending itself and believes that it has a number of meritorious legal defenses; and (2) at this stage in the case, there are unresolved questions of fact that could be important to the resolution of this matter.

Unclaimed-Property Audits

Con-way is currently being audited by several states, primarily the State of Delaware, for compliance with unclaimed-property laws. The property subject to review in this audit process generally includes unclaimed securities and unclaimed payments and refunds to employees, shareholders, vendors and customers. State and federal escheat laws generally require companies to report and remit unclaimed property to the states. Con-way believes it has procedures in place to comply with these laws. The audits of Con-way securities and payments were completed in the third quarter of 2013 and the second quarter of 2014, respectively, with no material findings. The audit of refunds is ongoing. Given the current stage of the remaining audit, Con-way cannot estimate the amount or range of potential loss.

Other

Con-way is a defendant in various other lawsuits incidental to its businesses. It is the opinion of management that the ultimate outcome of these actions will not have a material effect on Con-way’s financial condition, results of operations or cash flows.